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                                                                     EXHIBIT 8.1

                        [Jenkens & Gilchrist Letterhead]


                                  March 6, 2001

Dallas Semiconductor Corporation
4401 South Beltwood Parkway
Dallas, Texas 75244

Ladies and Gentlemen:

     We have acted as counsel to Dallas Semiconductor Corporation, a Delaware corporation (the "Company"), in connection with the merger (the "Merger") of MI Acquisition Sub, Inc. ("Merger Sub"), a transitory and wholly-owned subsidiary of Maxim Integrated Products, Inc., a Delaware corporation ("Parent"), with and into the Company with the Company surviving, pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of January 28, 2001, by and between Parent, Company and Merger Sub (the "Merger Agreement"), as described in more detail in the Merger Agreement and in the Registration Statement on Form S-4 (Commission File No. 333-56126) filed by Parent with the Securities and Exchange Commission, as amended (the "Registration Statement"). Pursuant to the requirements of Item 21 of Form S-4 under the Securities Act of 1933, as amended and Section 6.1(f) of the Merger Agreement, you have asked us to render certain opinions with respect to the federal income tax treatment of the Merger under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     Set forth below are our opinions, together with the representations, assumptions and documents upon which we have relied in rendering our opinions.

     A.   Documents Reviewed

     In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

          1.   the Merger Agreement,

          2.   the Registration Statement,

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                              Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION

March 6, 2001
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          3.   The Certificates of Parent and the Company attached hereto as
Exhibits "A" and "B", respectively (collectively, the "Certificates"), and

          4. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

     B.   Representations

     In connection with the opinions rendered below, we have reviewed and relied upon the factual representations set forth in the Certificates of Parent and the Company attached hereto as Exhibits "A" and "B", respectively (collectively, the "Certificates").

     C.   Assumptions

     In connection with the opinions rendered below, we have assumed:

          1. that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;

          2. that the Merger and the other transactions specified in the Merger Agreement will be effected on or prior to the Closing Date and will be consummated as contemplated in the Merger Agreement, without waiver of any material provision thereof; and

          3. the Certificates that will be executed in the form attached hereto as Exhibits "A" and "B", and will be true and accurate in all material respects as of the date hereof and as of the Effective Time of the Merger.

     D.   Opinions

     Based solely upon the documents, assumptions and factual representations set forth in the Certificates, it is our opinion that:

          1. the Merger will be a reorganization within the meaning of section 368(a) of the Code; and

          2. the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption "The Merger -- Material United States Federal Income Tax Consequences," are correct in all material respects and that the discussion thereunder

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                              Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION

March 6, 2001
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represents an accurate summary of the United States federal income tax consequences of the Merger.

     E.   Limitations

          1. Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

          2. The opinions expressed herein represent counsel's best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates. To the extent that any of the factual representations provided to us in the Certificates are with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the facts contained in the documents and assumptions set forth above or the factual representations set forth in the Certificates. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. However, this opinion is being delivered prior to the Effective Time of the Merger and, as such, it must be considered prospective and dependent on future events. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by either Parent or the Company) could adversely affect the opinions stated herein.

          3. No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement.

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                              Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION

March 6, 2001
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          4.   This opinion letter is issued to you solely for use in connection with the Registration Statement and no other person or entity may rely hereon without our express written consent. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference to Jenkens & Gilchrist, a Professional Corporation, under the captions "The Merger - Material United States Federal Income Tax Consequences" and "Legal and Tax Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                      Very truly yours,

                                      JENKENS & GILCHRIST,
                                      a Professional Corporation

                                      By: /s/ William P. Bowers
                                         ---------------------------------------
                                         William P. Bowers, Authorized Signatory